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                               CIENA CORPORATION
                                                                   EXHIBIT 11.1
               COMPUTATION OF PRO FORMA EARNINGS (LOSS) PER SHARE



                                                     Fiscal year                  Six months ended January 31,
                                                   ended October 31,
                                                        1996                      1996                    1997
                                              ------------------------    --------------------   ---------------------
Net income (loss)                                $  14,718,000             $     (6,069,000)       $      40,685,000
                                              ========================    ====================   =====================

Weighted average shares of common
    stock outstanding                            $  12,840,000                   12,331,000               18,563,000

Weighted average effect of convertible
     preferred stock on as-if-converted
     basis                                          73,316,000                   67,118,000               73,316,000

Weighted average effect of common
    stock equivalents                                7,036,000                    8,955,000                8,098,000

Staff Accounting Bulletin No. 83
    issuances and grants:

Common shares issued within one
    year of initial filing                             352,000                      861,000                  935,000

Common stock equivalents issued within
    one year of initial filing                       5,567,000                    3,648,000                  581,000

Convertible preferred stock issued within
     one year of initial filing                              -                    6,198,000                        -

                                              -----------------------     --------------------   ---------------------
                                                 $  99,111,000                   99,111,000              101,493,000
                                              =======================     ====================   =====================
Pro forma net income (loss) per common
   and common equivalent share                   $        0.15             $          (0.06)       $            0.40
                                              =======================     ====================   =====================
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